As filed with the Securities and Exchange Commission on January 13, 2012

Registration No. 333-178897

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE BANK OF KENTUCKY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky	61-1256535
(State or other jurisdiction of	(State or other jurisdiction of
incorporation or organization)	incorporation or organization)

111 Lookout Farm Drive	Robert W. Zapp
Crestview Hills, Kentucky 41017	President and Chief Executive Officer
(859) 371-2340	111 Lookout Farm Drive
Crestview Hills, Kentucky 41017
(859) 371-2340
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

James J. Barresi, Esq.
Aaron A. Seamon, Esq.
Squire Sanders (US) LLP
221 E. 4th Street, Suite 2900
Cincinnati, Ohio 45202
(513) 361-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Offering Price		Amount of Registration Fee
Warrant to Purchase Shares of Common Stock, without par value per share, and underlying Shares of Common Stock (1)	274,784	$18.56	(1)	$5,099,991.04	(2)	$584.46	(3)

(1)
Being registered pursuant to this registration statement is (a) a warrant for the purchase of 274,784 shares of common stock of the registrant, without par value (“Common Stock”), with an initial per share exercise price of $18.56, (b) the 274,784 shares of Common Stock issuable upon exercise of such warrant, and (c) such additional number of shares of Common Stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of Common Stock are registered hereunder pursuant to Rule 416.

(2)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $18.56.

(3)	Previously paid.

The Registrant amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

Subject to Completion.
Preliminary Prospectus Dated January 13, 2012

THE BANK OF KENTUCKY FINANCIAL CORPORATION

Warrant to Purchase 274,784 Shares of Common Stock
274,784 Shares of Common Stock

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of a warrant to purchase up to 274,784 shares of our common stock at an exercise price of $18.56 per share, subject to adjustment as described in this prospectus (the “Warrant”), and the shares of our common stock issuable from time to time upon exercise of the Warrant.  In this prospectus, we refer to the Warrant and the shares of common stock issuable upon exercise of the Warrant, collectively, as the “securities.”  The Warrant and 34,000 shares of our Series A Fixed Rate Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) were originally issued by us pursuant to the Letter Agreement, dated February 13, 2009, incorporating the terms of the Securities Purchase Agreement – Standard Terms (together, the “Purchase Agreement”), between us and the United States Department of the Treasury (“Treasury”) as part of the Troubled Asset Relief Program Capital Purchase Program (the “Capital Purchase Program”) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Treasury (also referred to herein as the “initial selling securityholder”) and its successors, including transferees (collectively, the “selling securityholders”), may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, prices related to prevailing market prices or negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions, if any.  We will not receive any proceeds from any sale of the securities by the selling securityholders.

The Warrant is not listed on an exchange, and we do not intend to list the Warrant on any exchange unless requested to do so by the initial selling securityholder.  Our common stock is listed on the NASDAQ Global Market under the symbol “BKYF.” On January 4, 2012, the closing sale price of our common stock on the NASDAQ Global Market was $22.10 per share. You are urged to obtain current market quotations of the common stock.

Investing in the securities involves a high degree of risk.  See the section entitled “Risk Factors” on page 4 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is dated               , 2012.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is offering to sell, and is seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

Unless the context requires otherwise, references to “The Bank of Kentucky Financial Corporation”, “BKFC”, the “Company”, “we”, “our”, “ours” and “us” are to The Bank of Kentucky Financial Corporation and its subsidiaries.

- i -

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering:

•	Annual Report on Form 10-K for the year ended December 31, 2010;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011; and

•	Current Reports on Form 8-K filed on February 24, 2011, April 25, 2011, August 24, 2011 and November 23, 2011.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

The Bank of Kentucky Financial Corporation
111 Lookout Farm Drive
Crestview Hills, Kentucky 41017
Telephone: (859) 371-2340
Attention: Treasurer and Assistant Secretary

SPECIAL CAUTIONARY NOTICE
REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the “Act”). In addition, certain statements in future filings by us with the SEC, in press releases, and in oral and written statements made by or with our approval which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items; statements of plans and objectives of us or our management or board of directors; and statements of future economic performance and statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “intends,” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to,

•	indications of an improving economy may prove to be premature;

•
general economic or industry conditions could be less favorable than expected, resulting in a deterioration in credit quality, a change in the allowance for credit losses or a reduced demand for credit or fee-based products and services;

•
changes or volatility in interest rates may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet as well as our liquidity;

•	our ability to determine accurate values of certain assets and liabilities;

•
the impact of turmoil in the financial markets and the effectiveness of governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically;

•	limitations on our ability to return capital to shareholders and potential dilution of our shares of common stock;

•
changes in the extensive laws, regulations and policies governing financial services companies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder;

•	the potential need to adapt to industry changes in information technology systems, on which the Bank is highly dependent, could present operational issues or require significant capital spending;

•
competitive pressures could intensify and affect the Bank’s profitability, including as a result of continued industry consolidation, the increased availability of financial services from non-banks, technological developments or bank regulatory reform; and

•	acquisitions may not produce revenue enhancements or cost savings at levels or within timeframes originally anticipated, or may result in unforeseen integration difficulties.

Such forward-looking statements are meaningful only on the date when such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus.

The Bank of Kentucky Financial Corporation

We are a bank holding company with approximately $1.624 billion in assets. Our business consists of holding and administering our interest in our subsidiary, The Bank of Kentucky, Inc. (the “Bank”). The Bank operates primarily in Boone, Campbell, Grant and Kenton counties in northern Kentucky and also in Greater Cincinnati, Ohio. The Bank’s operations consist of generating commercial, mortgage and consumer loans and accepting deposits from customers. The majority of our revenue is derived from the Bank’s loan portfolio. The loan portfolio is diversified and the ability of debtors to repay loans is not dependent upon any single industry. Further, the majority of the Bank’s loans are secured by specific items of collateral including business assets, real property and consumer assets.

Our principal executive offices are located at 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017 and our telephone number at that address is (859) 371-2340. We maintain an Internet website at www.bankofky.com. We are not incorporating the information on our website into this prospectus, and neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus. Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” in this prospectus.

Securities Being Offered

The securities being offered by this prospectus consist of (i) the Warrant, or portions thereof, which expires on February 13, 2019, to purchase 274,784 shares of our common stock at an exercise price of $18.56 per share, subject to adjustment as described in this prospectus, and (ii) the shares of our common stock which may be purchased upon exercise of the Warrant. We issued the Warrant on February 13, 2009 to Treasury pursuant to the Capital Purchase Program.  Concurrent with the issuance of the Warrant, we sold to Treasury 34,000 shares of our Series A Preferred Stock, liquidation preference amount $1,000 per share, for an aggregate purchase price of $34 million.  The issuances of the Warrant and the Series A Preferred Stock were completed in a private placement to Treasury exempt from the registration requirements of the Securities Act.  We were required under the terms of the related Purchase Agreement between us and Treasury to register for resale the Warrant and the shares of our common stock underlying the Warrant.  The terms of the Warrant are described under “Description of the Warrant.”

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors described in Item 1A under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, which risk factors are incorporated by reference into this prospectus (and similar terms in any of our annual or quarterly reports for a subsequent fiscal year or fiscal quarter or current reports that we file with the SEC and that are so incorporated), together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

All of the securities offered pursuant to this prospectus are being offered by the selling securityholders listed under “Selling Securityholders.” We will not receive any proceeds from any sale of the securities by the selling securityholders.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the Warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Warrant, a copy of which has been filed with the SEC, and is also available upon request from us.

Common Stock Subject to the Warrant

The Warrant is initially exercisable for up to 274,784 of our shares of common stock. The number of shares subject to the Warrant are subject to the adjustments described below under the heading “Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the Warrant is $18.56 per share of common stock for which the Warrant may be exercised. The Warrant may be exercised at any time on or before February 13, 2019 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by us of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our shares of common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading “Adjustments to the Warrant.”

Upon exercise of the Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares of common stock upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our shares of common stock on the last day preceding the exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of our shares of common stock for which the Warrant may be exercised.

Rights as a Shareholder

The warrantholders shall have no rights or privileges of the holders of our shares of common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised. The initial selling securityholder has agreed not to exercise any voting rights with respect to shares of common stock issued upon exercise of the Warrant.

Transferability

The Warrant, and all rights under the Warrant, are transferable.

Adjustments to the Warrant

The number of shares of common stock issuable upon exercise of the Warrant (“Warrant Shares”) and exercise price will be adjusted upon occurrence of certain events as follows:

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of Warrant Shares will be proportionately adjusted and the exercise price will be adjusted so that the aggregate exercise price will remain the same after the number of Warrant Shares is adjusted.

Anti-dilution Adjustment. Until the earlier of February 13, 2012 and the date the initial selling securityholder no longer holds the Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into shares of common stock) for less than 90% of the market price of the shares of common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•
in connection with public or broadly marketed offerings and sales of shares of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of February 13, 2009.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving BKFC and requiring shareholder approval, the warrantholder’s right to receive shares of common stock upon exercise of the Warrant shall be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

For purposes of this section and the sections entitled “Certain Anti-Takeover Effects,” the terms “we,” “our” and “us” refer only to BKFC and not its subsidiaries.

The following description of our shares of common stock, without par value, or “common stock,” is a summary only and is subject to applicable provisions of the Kentucky Business Corporation Act, as amended (the “Kentucky Act”), and to our articles of incorporation, including all amendments through February 12, 2009 (“Articles”) and our second amended and restated by-laws (“By-laws”). You should refer to, and read this summary together with, our Articles and By-laws to review all of the terms of our common stock.

Our Articles provide that we may issue up to 15 million shares of common stock, without par value. As of January 4, 2012, 7,434,695 shares of common stock were issued and outstanding, plus an additional 1,770,634 shares of common stock were reserved for issuance under existing stock options held by others, including under our stock purchase plan, and the Warrant. All outstanding shares of common stock are fully paid and nonassessable. Our shares of common stock are listed on The NASDAQ Global Market under the symbol “BKYF”.

Voting Rights

Each holder of common stock is entitled to cast one vote for each share of common stock held of record on all matters submitted to a vote of shareholders, including the election of directors. The Board of Directors is not divided into classes. The number of directors may be fixed or changed from time to time by the shareholders or the directors as discussed below, but, in any event, can be no less than nine and no more than fifteen. Our directors are elected to one-year terms, and our shareholders elect all directors annually.

The size of the Board of Directors can be increased or decreased at any time within the range referenced above by: (a) the affirmative vote of the majority of the directors present at a meeting of directors, at which a quorum is present, or (b) the affirmative vote of the holders of at least 75% of the outstanding voting power of the Company at a meeting of shareholders, at which a quorum is present, called for the purpose of electing directors.

As permitted by law, the Articles provide that the holders of common stock do not have preemptive rights or the right to exercise cumulative voting in the election of directors.

Dividends, Liquidation and Other Rights

Holders of common stock are entitled to participate equally in dividends or other distributions when, as and if declared by the Board of Directors out of funds legally available therefor. Subject to certain regulatory restrictions, dividends may be paid in cash, property or shares of common stock, unless the Company is insolvent or the dividend payment would render it insolvent.

Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our Board of Directors may issue additional shares of common stock or rights to purchase shares of common stock without the approval of our shareholders.

Transfer Agent and Registrar

Subject to compliance with applicable federal and state securities laws, our shares of common stock may be transferred without any restrictions or limitations. The transfer agent and registrar for our shares of common stock is Computershare Investor Services LLC.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our shares of common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our shares of common stock under the Change in Bank Control Act. Any holder of 25% or more of our shares of common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act. Chapter 286 of the Kentucky Revised Statutes requires any “bank holding company,” as defined in Chapter 286, to obtain prior approval of the department of financial institutions before acquiring control of us or the Bank.

CERTAIN ANTI-TAKEOVER EFFECTS

Anti-Takeover Effects of Our Articles of Incorporation and By-laws. Our Articles and By-laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors.

Our Articles require the affirmative vote of the holders of shares of common stock entitling them to exercise not less than 75% of the voting power of BKFC to adopt any of the following, among others:

•	a proposed amendment to the Articles or By-laws;

•	an agreement of merger or consolidation providing for the proposed merger or consolidation of BKFC with or into one or more other corporations;

•	a proposed combination or majority share acquisition involving the issuance of shares of BKFC and requiring shareholder approval;

•	a proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of BKFC; and

•	a proposed dissolution of BKFC.

In addition, our Articles and By-laws contain other provisions which could have anti-takeover effects. These provisions include, without limitation:

•	the authority of the Board of Directors to issue additional shares of preferred stock and to fix the relative rights and preferences of the preferred stock without additional shareholder approval;

•	certain notice procedures to be complied with by shareholders in order to make shareholder proposals or nominate directors; and

•	the omission of cumulative voting from our Articles, which omission is permitted under the Kentucky Act.

Anti-Takeover Effects of the Kentucky Business Corporation Act. The Kentucky Act includes a business combination statute (K.R.S. §§ 271B.12-200 to 271B.12-230) that applies to Kentucky corporations with 500 or more shareholders, including us. The business combination statute limits the ability of “interested shareholders” (owners of 10% or more of the company’s outstanding voting stock, or affiliates or associates of such owners) of a company to engage in business combinations with the company. If not previously approved by the Board of Directors, the interested shareholder may effect a business combination only after the expiration of a five-year standstill period and then only with the approval of 80% of the outstanding voting shares of the company and two-thirds of the outstanding voting shares not owned by the interested shareholder, or if the aggregate amount of consideration for the business combination satisfies certain fair price requirements.

PLAN OF DISTRIBUTION

We are registering the securities covered by this prospectus for the selling securityholders.

We will pay the costs and fees of registering the securities covered by this prospectus and other expenses related to the registration of the securities to the extent required by the Purchase Agreement. However, we will not pay any underwriting discounts or commissions or other amounts payable to underwriters, dealers or agents, or any transfer taxes or other expenses associated with the sale of the securities, on behalf of the selling securityholders. Pursuant to the Purchase Agreement, we have agreed to provide certain indemnification to the selling securityholders against certain liabilities in connection with this offering.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities.

When selling the securities, the selling securityholders may enter into one or more, or a combination of, hedging transactions with financial institutions, which we refer to as “counterparties,” in which the selling securityholders:

•	enter into transactions involving short sales of the securities by counterparties;

•	sell securities short themselves and redeliver such securities to close out their short positions; or

•
enter into option, forward or other types of transactions that require the selling securityholders to deliver securities to a counterparty, who may resell or transfer the securities under this prospectus.

The selling securityholders may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by a selling securityholder may allow other broker-dealers to participate in resales. The selling securityholders and any broker-dealers involved in the sale or resale of the securities may qualify as “underwriters” within the meaning of Section 2(11) of the Securities Act.  In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If any selling securityholder qualifies as an “underwriter,” such selling securityholder will be subject to the prospectus delivery requirements of the Securities Act.

In addition to selling the securities under this prospectus, the selling securityholders may transfer the securities in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. Moreover, the selling securityholders may decide not to sell any securities offered hereby.

The selling securityholders and any underwriters and distribution participants will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares by the selling securityholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market-making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Underwriters and others who are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the selling securityholders that any material arrangement has been entered into with a broker- dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement may disclose:

•	the name of the selling securityholders and of the participating broker-dealer(s);

•	the number of securities involved;

•	the price at which such securities were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, the selling securityholders may transfer the shares by other means not described in this prospectus.

SELLING SECURITYHOLDERS

On February 13, 2009, we issued the Warrant covered by this prospectus to the United States Department of the Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act and state securities laws. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	a warrant to purchase up to 274,784 shares of common stock, representing beneficial ownership of approximately 3.70% of our shares of common stock as of January 4, 2012; and

•	274,784 shares of common stock issuable upon exercise of the Warrant, which shares, if issued, would represent ownership of approximately 3.56% of our shares of common stock as of January 4, 2012.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities, subject to restrictions on exercise of voting rights on the shares of common stock issuable upon exercise of the Warrant as described in “Description of Warrant to Purchase Shares of Common Stock” above.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all, some, or none of the securities pursuant to this offering, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to our common stock and the Warrant will be passed upon for us by Squire Sanders (US) LLP, Cincinnati, Ohio.

EXPERTS

Crowe Horwath LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Crowe Horwath LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses (other than the SEC registration fee) in connection with the distribution of the securities being registered, all of which are to be paid by us, are as follows:

SEC registration fee	$584.46
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Miscellaneous fees and expenses	1,000
Total expenses	$16,584.46

Item 15. Indemnification of Directors and Officers

The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth in Sections 271B.8-500 through 271B.8-580 of the Kentucky Business Corporation Act (the “Kentucky Act”). Generally, under the Kentucky Act, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, under the Kentucky Act, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Article X of our By-laws provides that directors and officers will be indemnified only to the extent permitted by the laws of the Commonwealth of Kentucky. The text of Article X is as follows:

ARTICLE X
INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the extent permitted by the laws of the Commonwealth of Kentucky:

A. The Corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Except as provided herein below, any such indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors who were or are not parties to such action, suit, or proceeding, or (b) by the shareholders.

B. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, or proceeding if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

C. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without any further determination that he has met the applicable standard of conduct set forth above.

In addition, we maintain directors’ and officers’ liability insurance covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties.

Item 16. Exhibits

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are set forth in the accompanying Exhibit Index.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Bank of Kentucky Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Crestview Hills, Commonwealth of Kentucky, on January 13, 2012.

THE BANK OF KENTUCKY FINANCIAL
CORPORATION

By:	/s/ Robert W. Zapp
Robert W. Zapp
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on January 13, 2012.

Signature	Capacity

/s/ Robert W. Zapp	President, Chief Executive Officer and Director
Robert W. Zapp	(Principal Executive Officer)

/s/ Martin J. Gerrety	Treasurer and Assistant Secretary
Martin J. Gerrety	(Principal Financial and Accounting Officer)

*	Director
Charles M. Berger

*	Director
Rodney S. Cain

*	Director
Ruth Seligman Doering

*	Director
Harry J. Humpert

*	Director
Barry G. Kienzle

*	Director
John E. Miracle, M.D.

*	Director
Mary Sue Rudicill

*	Director
Herbert H. Works

*By:	/s/ Martin J. Gerrety
Martin J. Gerrety
Attorney-in-fact for persons indicated above with an *
January 13, 2012

Exhibit Index

Exhibit No.	Exhibit

4.1
Articles of Incorporation of The Bank of Kentucky Financial Corporation, including all amendments through February 12, 2009 (filed as Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2008, and incorporated herein by reference).

4.2
Second Amended and Restated By-laws of the Bank of Kentucky Financial Corporation (filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on September 24, 2008, and incorporated herein by reference).

4.3
Letter Agreement, dated as of February 13, 2009, between the Registrant and the United States Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 19, 2009, and incorporated herein by reference).

4.4
Warrant to Purchase Shares of Common Stock of the Registrant, dated February 13, 2009 (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on February 19, 2009, and incorporated herein by reference).

5.1	Opinion of Squire Sanders (US) LLP as to the validity of the shares of common stock of The Bank of Kentucky Financial Corporation and the Warrant.*

23.1	Consent of Crowe Horwath LLP.*

23.2	Consent of Squire Sanders (US) LLP (included in Exhibit 5.1).*

24.1	Power of Attorney.*

* Previously filed.